SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2015

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 3   Securities and Trading Markets

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

On September 11, 2015, NASDAQ notified Royale Energy, Inc., by letter that Royale is not currently in compliance with NASDAQ Marketplace Rule 5605(b)(1) and 5605(c)(2).  Rule 5605(b)(1) requires that Royale’s Board of Directors be composed of a majority of independent directors, as defined by NASDAQ rules. Rule 5605(c)(2) requires that Royale’s Audit Committee consist of at least three members, each of whom must be an independent director.

On September 10, 2015, Royale announced that Jonathan Gregory has been appointed Chief Executive Officer and Vice-Chair of the Board of Directors by Royale’s Board of Directors.  Also on September 10, 2015, Royale announced that Tony Hall had resigned from the Board of Directors.  With the appointment of Mr. Gregory as CEO and the resignation of Mr. Hall, a majority of Royale’s Board is no longer comprised of independent directors, and the Audit Committee has less than three independent directors.  Currently the Board is comprised of six directors, two of whom are independent.

Under NASDAQ rules, Royale has 45 days from receipt of notification from NASDAQ, until October 26, 2015, to submit its plan to regain compliance in accordance with NASDAQ rules. Royale is preparing to submit such a plan and is seeking to add a sufficient number of independent directors to the Company’s Board, to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 21, 2015	/s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer